Exhibit 99.1

NEWS RELEASE

Enbridge Completes 2018 Strategic and Financial Outlook; Reaffirms 10% Annual Growth Guidance Through 2020 and Announces 10% Dividend Increase for 2019

CALGARY, ALBERTA (December 11, 2018) – Enbridge Inc. (Enbridge or the Company) (TSX:ENB)(NYSE:ENB) today announced an update to its strategic plan and longer range financial outlook. The following summarizes the key elements of the updated plan and related actions, which will be further discussed at the Company’s investor conference today in New York.

Highlights

•	A 10% increase in the Company’s common share dividend to $2.95 annually, effective the first quarter of 2019.

•	Re-affirmation of the Company’s three-year 2018 – 2020 distributable cash flow (DCF) per share guidance, with mid-points of $4.45 and $5.00 for 2019 and 2020, respectively.

•	Positioning of the Liquids Pipelines Mainline system for the future through a long-term contract and tolling offering as well as through a variety of throughput optimizations.

•	Announcement of $1.8B of newly secured growth capital in the Liquids Pipelines and Gas Transmission businesses.

•	A 5%-7% post-2020 annual distributable cash flow per share growth target based on a fully self-funded model requiring no additional common equity.

•	Further simplification of the Company’s debt funding structure and a strategy to reduce structural subordination and further enhance the consolidated credit profile.

Strategic Priorities

Enbridge established several strategic priorities last year in order to complete its transformation to a low-risk regulated pipeline and utility profile. In 2018, the company re-focused on its three strong core businesses, each with a best-in-class asset base: Gas Transmission, Liquids Pipelines, and Regulated Gas Distribution. Accelerated de-leveraging actions and targets were achieved ahead of schedule while the Company continued to execute one of the pipeline industry’s largest commercially secured growth capital programs. Enbridge’s key strategic priorities for 2019 and beyond remain largely unchanged:

•	Focusing on the safety, operational reliability and environmental performance of our systems and ensuring cost effective and efficient transportation for our customers;

•	Ensuring strong execution of our secured capital program that will drive DCF per share growth through 2020;

•	Concentrating on growth of core businesses through extensions and expansions of our liquids pipeline, natural gas transmission and gas utility franchises to extend growth beyond 2020;

•	Further strengthening our financial position and flexibility as secured growth projects are brought on line;

•	Continuing to exercise rigorous capital allocation to maximize value as we move to a significant positive free cash flow position (net of dividends and maintenance spending) in 2020.

Commenting on the strategic plan and outlook, Al Monaco, President and CEO of Enbridge noted: “2018 has been a year of significant accomplishments for our Company. We shed non-core lines of business, de-levered the balance sheet, advanced our secured growth projects, streamlined our corporate structure, and with all that we expect to generate DCF per share in the upper half of our 2018 guidance range and maintain our previous three-year guidance range through 2020.”

“Our strategic positioning as a low-risk regulated pipeline and utility business, combined with the strategic priorities we established last year, are bearing fruit. We will remain focused on these priorities while placing an even greater emphasis on capturing the very best of a large suite of potential organic growth opportunities that we see being driven by our great strategic position and excellent energy fundamentals, particularly growing energy exports from North America.

“We’ll continue to apply the same type of discipline around capital allocation that we exercised this year as we created financial flexibility by selling assets that weren’t core to our strategy at strong valuations.

“We’ll also look to continue to optimize the performance of our core business. It’s a top priority to further extend the consistent long-term growth track record of our Liquids business by providing new win-win tolling options and low-cost throughput enhancements on our Mainline.”

In summarizing the strategic update, Mr. Monaco commented, “We will stay focused on our strategic priorities as we look to build on the success of 2018. We’re confident our best-in-class assets and low-risk business model will generate shareholder value as we continue to deliver on our plans.”

Guidance, Dividend Increase and Long-Term Growth Outlook

Enbridge continues to expect 2018 DCF per share in the upper half of its guidance range of $4.15 to $4.45 per share. The 2019 and 2020 mid-point of the projected range of DCF is unchanged from last year at $4.45 per share and $5.00 per share, respectively. With this robust outlook, Enbridge has announced a 10% dividend increase for 2019 and anticipates another 10% increase for 2020. The 2019 quarterly dividend of $0.738 per share will be payable on March 1, 2019, to shareholders of record on February 15, 2019.

Beyond 2020, Enbridge is targeting to achieve annual DCF per share growth in the range of 5%-7%, driven by an attractive suite of organic growth prospects within its three core businesses that can be self-funded using available cash generated by these businesses and managing leverage within targets designed to maintain strong investment grade credit ratings.

Liquids Mainline Tolling and Pipeline Throughput Enhancements

Enbridge is working hard to provide solutions for Western Canadian pipeline capacity shortages while offering shippers greater long-term certainty. The company is in discussions with its shippers for a new Mainline tolling agreement to replace the current 10-year Competitive Tolling Settlement (CTS) that expires in mid-2021. Key features of the toll proposal under discussion include priority access for contracted volume, contract terms of up to 20 years, and spot capacity availability of at least 10%. Discussions will continue in 2019 with a targeted implementation date aligning with the expiry of the CTS agreement in mid-2021.

Enbridge is also developing several low-cost throughput enhancements as potential solutions for the Western Canadian crude oil transportation bottleneck. The Company believes that it can increase throughput by 50 to 100 kbpd on a short-term basis by the end of the first half of 2019. Completion of the Line 3 replacement project will create another 370 kbpd of capacity late next year. Beyond that, the Company is advancing another 450 kbpd of throughput optimization initiatives, capacity restoration and supply access for Western Canadian Sedimentary Basin barrels.

Mr. Monaco commented, “Enbridge has a strong track record of delivering additional throughput to the basin, through creative solutions. We’ve created 450 kbpd of enhancements since 2015. These types of projects are attractive to both our customers and our shareholders as they are low-cost, carry minimal permitting risk and have a much shorter development cycle. I’m confident that beyond 2020, further optimization and market extensions to the U.S. Gulf Coast will drive continued sustained growth for our Liquids Pipelines business.”

New Growth Capital Investments

Today Enbridge is announcing $1.8 billion of new accretive growth capital investments:

•

Gray Oak Pipeline – Enbridge will invest US$600 million for a 22.75% interest in the Gray Oak Liquids Pipeline, which will deliver light crude oil from the Permian Basin to Corpus Christi and other markets. Gray Oak, currently under construction, is expected to begin service in late 2019, contribute to the post-2020 growth outlook and is an important component of Enbridge’s broader emerging U.S. Gulf Coast liquids infrastructure strategy.

•

Cheecham Terminal & Pipeline – Enbridge is acquiring existing liquids pipeline and terminal assets connected with Athabasca Oil Corporation’s Leismer SAGD oil sands assets for $265 million. The assets are synergistic as they are connected with Enbridge’s existing terminal and pipeline assets in the region.

•

Gas Transmission Expansions – Enbridge will invest approximately $800 million on four Gas Transmission expansion projects coming into service in the 2020-23 timeframe. The Vito Offshore Pipelines will provide service to Shell’s offshore Gulf Coast operations. The Cameron Lateral expansion project will connect Texas Eastern with Gulf Coast LNG export facilities. In addition, the Gulfstream as well as the Sabal Trail Pipelines into Florida will both undergo additional expansion (Phase VI and Phases 2 & 3 respectively). All of these expansion projects are being constructed under long-term take-or-pay commercial arrangements.

“These investments are directly in the middle of our investment fairway and strategy,” said Mr. Monaco. “They further build out our liquids and natural gas franchises under contracted low-risk commercial frameworks. In combination with currently secured growth projects and organic expansion opportunities under development, they will support the near-term and post-2020 outlook.”

Structural Simplification

Enbridge continues to make progress on the buy-in of the public’s interest in its Sponsored Vehicles and related debt restructuring. The buy-in of Enbridge Income Fund Holdings (ENF) was completed on November 8, 2018. The buy-in of Spectra Energy Partners LP (SEP) will close the week of December 17, 2018, in accordance with the consent solicitation process established for that transaction. The unitholder and shareholder votes for Enbridge Energy Partners, L.P. (EEP) and Enbridge Energy Management, LLC (EEQ) are scheduled for December 17.

The buy-ins provide an opportunity for the Company to further simplify its debt financing structure and strategy upon elimination of the public’s interest in its Sponsored Vehicles. As announced last week, a majority of holders of $1.6 billion of term debt securities of Enbridge Income Fund have agreed to exchange their notes for notes of Enbridge Inc. with identical coupons and terms to maturity. The completion of this debt exchange is expected to occur prior to year-end. After the exchange, Enbridge Income Fund will no longer raise debt externally from third parties.

Upon closing of their respective buy-in transactions, external debt issuance by SEP and EEP would also be discontinued. Subject to the buy-in transactions being completed, the Company also plans to implement a cross guarantee arrangement whereby remaining outstanding senior term debt obligations of EEP and SEP would be guaranteed by Enbridge Inc., while each of SEP and EEP would each provide “upstream” guarantees of Enbridge Inc.’s senior term debt obligations.

The cross guarantees would be implemented in conjunction with a consent solicitation process to amend certain covenants in the EEP and SEP term debt trust indentures. The Company believes that these changes to its debt issuance structure and funding strategy will substantially reduce structural subordination and further enhance the credit profile of the consolidated Enbridge group.

Details of Enbridge’s Investor Conference:

Enbridge will hold its annual investor conference to discuss the Company’s strategic plan and financial outlook at 8:30 a.m. ET on Tuesday, December 11 in New York City.

The conference will be webcast live on the Company’s website and can be accessed via the following link: https://www.enbridge.com/investment-center/events-and-presentations

About Enbridge Inc.

Enbridge Inc. is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.9 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 62% of U.S.-bound Canadian crude oil exports; and moves approximately 22% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 1,700 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

Forward Looking Information

This news release includes certain forward looking statements and information (FLI) to provide potential investors and shareholders of Enbridge Inc. (Enbridge or the Company) with information about Enbridge and its subsidiaries and affiliates, including management’s assessment of their future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI. In particular, this presentation contains FLI pertaining to, but not limited to, information with respect to the following: strategic priorities and guidance; expected DCF and DCF/share; expected free cash flow; annual dividend growth and anticipated dividend increases; financial flexibility; funding requirements and strategy; financing sources, plans and targets; credit profile; capital allocation; secured growth projects and future growth, development and expansion program and opportunities; future business prospects and performance, including organic growth outlook; closing of announced financing, acquisitions, dispositions, amalgamations and corporate simplification and sponsored vehicle transactions, including sponsored vehicle debt restructuring, and the timing, expected benefits and impact thereof; synergies, integration and streamlining plans; project execution, including capital costs, expected construction and in service dates and expected regulatory approvals; system throughput, capacity, expansions and potential future capacity solutions, including optimizations and reversals; tolling proposals and the timing and impact thereof; and industry and market conditions.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by the FLI, including, but not limited to, the following: expected future DCF and DCF per share; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; credit ratings; capital project funding; the expected supply of, demand for and prices of crude oil, natural gas, natural gas liquids and renewable energy; economic and competitive conditions; exchange rates; inflation; interest rates; changes in tax laws and tax rates; changes in trade agreements; completion of growth projects; anticipated construction and in-service dates; availability and price of labour and construction materials; operational reliability and performance; changes in tariff rates; customer and regulatory approvals; maintenance of customer and other stakeholder support and regulatory approvals for projects; weather; governmental legislation; announced and potential financing, acquisition, disposition, amalgamation and corporate simplification transactions, and the timing and impact thereof; impact of capital project execution on the Company’s future cash flows; the ability of management to execute key priorities; and the effectiveness of various actions resulting from the Company’s strategic priorities. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other assumptions, risks and uncertainties can be found in applicable filings with Canadian and U.S. securities regulators (including the most recently filed Form 10-K and any subsequently filed Form 10-Q, as applicable). Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by applicable law, we assume no obligation to publicly update or revise any FLI made in this presentation or otherwise, whether as a result of new information, future events or otherwise. All FLI in this presentation and all subsequent FLI, whether written or oral, attributable to Enbridge, or any of its subsidiaries or affiliates, or persons acting on their behalf, are expressly qualified in its entirety by these cautionary statements.

Non-GAAP Measures

This news release makes reference to non-GAAP measures, including distributable cash flow (DCF) and DCF per share. DCF is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests and redeemable non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management uses DCF to assess performance and to set its dividend or distribution payout target. Management believes the presentation of these measures gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of Enbridge and its subsidiaries and affiliates. Reconciliations of forward looking non-GAAP financial measures to comparable GAAP measures are not available due to the challenges and impracticability with estimating some of the items, particularly with estimates for certain contingent liabilities, and estimating non-cash unrealized derivative fair value losses and gains and ineffectiveness on hedges which are subject to market variability and therefore a reconciliation is not available without unreasonable effort.

These measures are not measures that have a standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and may not be comparable with similar measures presented by other issuers. A reconciliation of historical non-GAAP measures to the most directly comparable GAAP measures is available on the Company’s website. Additional information on non-GAAP measures may be found in the Company’s earnings news releases or in additional information on the Company’s website, www.sedar.com or www.sec.gov.

FOR FURTHER INFORMATION PLEASE CONTACT:

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